Exhibit 10.41

DIRECTOR INDEMNIFICATION AGREEMENT

(Form Adopted March 2017)

Indemnification Agreement, effective                  , 201  (this “Agreement”), between HD Supply Holdings, Inc., a Delaware corporation (the “Company”), HD Supply, Inc., a Delaware corporation (“Opco” and, together with the Company, the “Company Entities,” each a “Company Entity”) and                      (“Indemnitee”).

WHEREAS, qualified persons are reluctant to serve corporations as directors unless they are provided with broad indemnification and insurance against claims arising out of their service to and activities on behalf of the corporations; and

WHEREAS, the Company Entities have determined that attracting and retaining such persons is in the best interests of their respective stockholders and that it is reasonable, prudent and necessary for the Company Entities to indemnify such persons to the fullest extent permitted by applicable law and to provide reasonable assurance regarding insurance.

NOW, THEREFORE, the Company Entities and Indemnitee hereby agree as follows:

1.                                     Defined Terms; Construction.

(a)                                  Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

“Change in Control” shall have the meaning ascribed to such term in the HD Supply Holdings, Inc. Omnibus Incentive Plan, as may be amended from time to time.

“Corporate Status” means the status of a person who is or was a director (or a member of any committee of a board of directors) of either of the Company Entities or any of their respective subsidiaries (or is or was serving in an equivalent role with respect to any such entity not organized as a corporation), or of any predecessor thereof, or is or was serving at the request of either of the Company Entities as a director (or a member of any committee of a board of directors, or in an equivalent role with respect to any such entity not organized as a corporation) of another corporation, limited liability company, partnership, joint venture, trust or other enterprise, or of any predecessor thereof, including service with respect to an employee benefit plan.

“Determination” means a determination that either (x) there is a reasonable basis for the conclusion that indemnification of Indemnitee is proper in the circumstances because Indemnitee met a particular standard of conduct (a “Favorable Determination”) or (y) there is no reasonable basis for the conclusion that indemnification of Indemnitee is proper in the circumstances because Indemnitee met a particular standard of conduct (an “Adverse Determination”). For purposes of Sectoin 5(f), an Adverse Determination shall include the decision that a Determination was required in connection with indemnification and the decision as to the applicable standard of conduct.

“DGCL” means the General Corporation Law of the State of Delaware, as amended from time to time.

“Expenses” means all attorneys’ fees and expenses, retainers, court, arbitration and mediation costs, transcript costs, fees of experts, bonds, witness fees, costs of collecting and producing documents, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees and all other disbursements or expenses reasonably incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, appealing or otherwise participating in a Proceeding.

“ERISA Losses” means any taxes, penalties or other liabilities under the Employee Retirement Income Security Act of 1974, as amended or Section 4975 of the Internal Revenue Code of 1986, as amended.

“Independent Legal Counsel” means an attorney or firm of attorneys competent to render an opinion under the applicable law, selected in accordance with the provisions of Section 5(e), who has not otherwise performed any services for the Company Entities or any of their subsidiaries or for Indemnitee within the last three years (other than with respect to matters concerning the rights of Indemnitee under this Agreement or under indemnity agreements similar to this Agreement).

“Incumbent Directors” means the individuals who, as of the date hereof, are members of the Board and any individual becoming a member of the Board subsequent to the date hereof whose election, nomination for election by the Company’s stockholders, or appointment, was approved by a vote of at least two-thirds of the then Incumbent Directors (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination); provided, however, that an individual shall not be an Incumbent Director if such individual’s election or appointment to the Board occurs as a result of an actual or threatened election contest (as described in Rule 14a-12(c) of the Securities Exchange Act of 1934, as amended) with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board.

“Losses” means any and all Expenses, damages, losses, liabilities, judgments, fines, penalties (whether civil, criminal or other), ERISA Losses and amounts paid in settlement, including all interest, assessments, any federal, state, local or foreign taxes imposed as a result of the actual or deemed receipt of any payments under this agreement and any other charges paid or payable in connection with or in respect of any of the foregoing.

“Proceeding” means a threatened, pending or completed action, suit or proceeding brought by or in the right of the Company, brought by third parties, or in which Indemnitee is solely a witness, whether civil, criminal, administrative, arbitrative or investigative, including without limitation a claim, demand, discovery request, formal or informal investigation, inquiry, administrative hearing, arbitration or other form of alternative dispute resolution, including an appeal from any of the foregoing.

“Voting Securities” means any securities of the Company or Opco, as applicable, that vote generally in the election of directors.

(b)                                Construction. For purposes of this Agreement:

(i)                                      References to any of the Company Entities or any of their “subsidiaries” shall include any corporation, limited liability company, partnership, joint venture, trust or other entity or enterprise that before or after the date of this Agreement is party to a merger or consolidation with any of the Company Entities or any such subsidiary or that is a successor to any of the Company Entities as contemplated by Section 8(d) (whether or not such successor has executed and delivered the written agreement contemplated by Section 8(d)).

(ii)                                 References to a “witness” in connection with a Proceeding shall include any interviewee or person called upon to produce documents in connection with such Proceeding.

2.                                     Agreement to Serve.

Indemnitee agrees to serve as a director of the Company and/or one or more of its subsidiaries and in such other capacities as Indemnitee may serve at the request of the Company Entities from time to time, and, by its execution of this Agreement, the Company Entities confirm their request that Indemnitee serve as a director of the Company and/or one or more of its subsidiaries and in such other capacities. Indemnitee shall be entitled to resign or otherwise terminate such service with immediate effect at any time, and neither such resignation or termination nor the length of such service shall affect Indemnitee’s rights under this Agreement. This Agreement shall not constitute an employment agreement, supersede any employment agreement to which Indemnitee is a party or create any right of Indemnitee to continued employment or appointment.

3.                                     Indemnification.

(a)                                General Indemnification. The Company Entities shall indemnify Indemnitee, jointly and severally, to the fullest extent permitted by applicable law in effect on the date hereof or as amended to increase the scope of permitted indemnification, against all Losses incurred by Indemnitee or on Indemnitee’s behalf in connection with any Proceeding in any way connected with, resulting from or relating to Indemnitee’s Corporate Status.

(b)                               Additional Indemnification Regarding Expenses. Without limiting the foregoing, in the event any Proceeding is initiated by Indemnitee or the Company Entities or any of their subsidiaries to enforce or interpret this Agreement or any rights of Indemnitee to indemnification or advancement of Expenses (or related obligations of Indemnitee) under such Company Entity’s or any such subsidiary’s certificate of incorporation or bylaws, any vote of stockholders or directors of the Company Entities or any of their subsidiaries, the DGCL, any other applicable law or any liability insurance policy, the Company Entities shall indemnify

Indemnitee, jointly and severally, against all Expenses incurred by Indemnitee or on Indemnitee’s behalf in connection with such Proceeding, whether or not Indemnitee is successful in such Proceeding, except to the extent that the court presiding over such Proceeding determines that (i) material assertions made by Indemnitee in such Proceeding were in bad faith or were frivolous or (ii) as a matter of applicable law, such Expenses must be limited in proportion to the success achieved by Indemnitee in such Proceeding and the efforts required to obtain that success.

(c)                        Partial Indemnification. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company Entities for a portion of any Losses incurred by Indemnitee, but not for the total amount thereof, the Company Entities shall nevertheless jointly and severally indemnify Indemnitee for such portion.

(d)                                Nonexclusivity. The indemnification provided by this Agreement shall not be deemed exclusive of any rights to which Indemnitee may be entitled under either of the Company Entities’ certificate of incorporation or bylaws, any agreement, any vote of stockholders or directors, the DGCL, any other applicable law or any liability insurance policy, provided that to the extent that Indemnitee is entitled to be indemnified by the Company Entities under this Agreement and by any shareholder of the Company or any affiliate of any such shareholder under any other agreement or instrument, or by any insurer under a policy maintained by any such shareholder or affiliate, the obligations of the Company Entities hereunder shall be primary, and the obligations of such shareholder or affiliate secondary, and the Company Entities shall not be entitled to contribution or indemnification from or subrogation against such shareholder or affiliate. Any such shareholder or affiliate shall be entitled to enforce the Company Entities’ obligation to provide indemnification in accordance with the priorities set forth in this Section 3(d) directly against the Company Entities, and each such shareholder or affiliate shall constitute an express intended third party beneficiary under this Agreement for such purpose. In the event that any such shareholder or affiliate makes indemnification payments or advances to Indemnitee in respect of any Losses for which the Company Entities would also be obligated pursuant to this Agreement, the Company Entities shall reimburse such shareholder or affiliate in full on demand.

(e)                                 Exceptions. Any other provision herein to the contrary notwithstanding, the Company Entities shall not be obligated under this Agreement to indemnify Indemnitee:

(i)                                    For Expenses incurred in connection with Proceedings initiated or brought voluntarily by Indemnitee and not by way of defense, counterclaim or crossclaim, except (x) as contemplated by Section 3(b), (y) in specific cases if the board of directors of the Company has approved the initiation or bringing of such Proceeding and (z) as may be required by law.

(ii)                                  For an accounting of profits arising from the purchase and sale by Indemnitee of securities within the meaning of Section 16(b) of the Securities Exchange Act of 1934, as amended, or any similar successor statute.

(iii)                               If the Indemnitee, with respect to the matter out of which the claim for indemnification arises, did not act in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to the best interests of the Company Entities.

(iv)                              If an Adverse Determination is made with respect to the matter out of which the Proceeding arises.

(f)                                  Subrogation. In the event of payment under this Agreement, the Company Entities shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute such documents and do such acts as the Company Entities may reasonably request to secure such rights and to enable the Company Entities effectively to bring suit to enforce such rights, provided that the Company Entities shall not be subrogated to any claim of Indemnitee for indemnification from any shareholder of the Company or any affiliate of any such shareholder.

(g)                                 Contribution. To the fullest extent permissible under applicable law in effect on the date hereof or as such law may from time to time hereafter be amended to increase the scope of permitted or required indemnification, if the indemnification provided for in this Agreement is unavailable to Indemnitee for any reason whatsoever, the Company Entities, in lieu of indemnifying Indemnitee, shall contribute to the payment of any and all Losses, in proportion as is fair and reasonable in light of all of the circumstances in order to reflect (i) the relative benefits received by the Company and Indemnitee as a result of the event(s) and/or transaction(s) giving cause to such Loss and/or (ii) the relative fault of the Company Entities (and its other directors, officers, employees and agents) and Indemnitee in connection with such event(s) and/or transactions(s); provided that such contribution shall not be required where (x) a final Adverse Determination has been made, pursuant to Section 5(f) with respect to the Proceeding or such Loss or (y) such contribution is otherwise contrary to applicable law.

4.                                     Advancement of Expenses.

The Company Entities shall pay all Expenses incurred by Indemnitee in connection with any Proceeding in any way connected with, resulting from or relating to Indemnitee’s Corporate Status, other than a Proceeding initiated by Indemnitee for which the Company Entities would not be obligated to indemnify Indemnitee pursuant to Section 3(e)(i), in advance of the final disposition of such Proceeding and without regard to whether Indemnitee will ultimately be entitled to be indemnified for such Expenses and without regard to whether an Adverse Determination has been made, except as contemplated by the last sentence of Section 5(f). Execution and delivery to the Company Entities of this Agreement by Indemnitee constitutes an undertaking by Indemnitee to repay such amounts advanced if and to the extent that it shall ultimately be determined in a decision by a court of competent jurisdiction from which no appeal can be taken that Indemnitee is not entitled to be indemnified by the Company Entities for such Expenses. Such repayment obligation shall be unsecured and shall not bear interest. The Company Entities shall not impose on Indemnitee additional conditions to advancement or require from Indemnitee additional undertakings regarding repayment.

5.                                     Indemnification Procedure.

(a)                                Notice of Proceeding; Cooperation. Indemnitee shall give the Company Entities notice in writing as soon as practicable of any Proceeding for which indemnification will or could be sought under this Agreement, provided that any failure or delay in giving such notice shall not relieve the Company Entities of their obligations under this Agreement unless and to the extent that (i) none of the Company Entities and their subsidiaries are party to or aware of such Proceeding and (ii) the Company Entities are materially prejudiced by such failure.

(b)                                 Settlement. The Company Entities will not, without the prior written consent of Indemnitee, which may be provided or withheld in Indemnitee’s reasonable discretion, effect any settlement of any Proceeding against Indemnitee or which could have been brought against Indemnitee unless such settlement solely involves the payment of money by persons other than Indemnitee and includes an unconditional release of Indemnitee from all liability on any matters that are the subject of such Proceeding and an acknowledgment that Indemnitee denies all wrongdoing in connection with such matters. The Company Entities shall not be obligated to indemnify Indemnitee against amounts paid in settlement of a Proceeding against Indemnitee if such settlement is effected by Indemnitee without the Company Entities’ prior written consent, which shall not be unreasonably withheld.

(c)                                  Request for Payment; Timing of Payment. To obtain indemnification payments or advances under this Agreement, Indemnitee shall promptly submit to the Company Entities a written request therefor, together with such invoices or other supporting information as may be reasonably requested by the Company Entities and reasonably available to Indemnitee. The Company Entities shall make indemnification payments to Indemnitee no later than 45 days, and advances to Indemnitee no later than 10 days, after receipt of the written request of Indemnitee.

(d)                                Determination. The Company Entities intend that Indemnitee shall be indemnified to the fullest extent permitted by law as provided in Section 3 and that no Determination shall be required in connection with such indemnification. In no event shall a Determination be required in connection with (x) advancement of Expenses pursuant to Section 4, (y) indemnification for Expenses incurred as a witness, or (z) indemnification for Losses incurred in a Proceeding or portion thereof with respect to which Indemnitee has been successful on the merits or otherwise. Any decision that a Determination is required by law in connection with any other indemnification of Indemnitee, and any such Determination, shall be made within 30 days after receipt of Indemnitee’s written request for indemnification, as follows:

(i)                                     If no Change in Control has occurred, (x) by a majority vote of the directors of the applicable Company Entity who are not parties to such Proceeding, even though less than a quorum, with the advice of Independent Legal Counsel, or (y) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, with the advice of Independent Legal Counsel, or (z) if there are no such directors, or if such directors so direct, by Independent Legal Counsel in a written opinion to the Company and Indemnitee.

(ii)                                  If a Change in Control has occurred, by Independent Legal Counsel in a written opinion to the applicable Company Entity and Indemnitee.

The Company shall pay all Expenses incurred by Indemnitee in connection with a Determination.

(e)                                  Independent Legal Counsel. If there has not been a Change in Control, Independent Legal Counsel shall be selected by the board of directors of the applicable Company Entity and approved by Indemnitee (which approval shall not be unreasonably withheld or delayed). If there has been a Change in Control, Independent Legal Counsel shall be selected by Indemnitee and approved by the applicable Company Entity (which approval shall not be unreasonably withheld or delayed). The applicable Company Entity shall pay the fees and expenses of Independent Legal Counsel and indemnify Independent Legal Counsel against any and all expenses (including attorneys’ fees), claims, liabilities and damages arising out of or relating to its engagement.

(f)                                   Consequences of Determination; Remedies of Indemnitee. The Company Entities shall be bound by and shall have no right to challenge a Favorable Determination. If an Adverse Determination is made, or if for any other reason the Company Entities do not make timely indemnification payments or advances of Expenses, Indemnitee shall have the right to commence a Proceeding before a court of competent jurisdiction to challenge such Adverse Determination and/or to require the Company Entities to make such payments or advances. Indemnitee shall be entitled to be indemnified for all Expenses incurred in connection with such a Proceeding in accordance with Section 3(b) and to have such Expenses advanced by the Company Entities in accordance with Section 4. If Indemnitee fails to timely challenge an Adverse Determination, or if Indemnitee challenges an Adverse Determination and such Adverse Determination has been upheld by a final judgment of a court of competent jurisdiction from which no appeal can be taken, then, to the extent and only to the extent determined by such Adverse Determination or final judgment, the Company Entities shall not be obligated to indemnify or advance Expenses to Indemnitee under this Agreement.

(g)                                 Presumptions; Burden and Standard of Proof. In connection with any Determination, or any review of any Determination, by any person, including a court:

(i)                                     It shall be a presumption that Determination is not required.

(ii)                                  It shall be a presumption that Indemnitee has met the applicable standard of conduct and that indemnification of Indemnitee is proper in the circumstances.

(iii)                              The burden of proof shall be on the Company Entities to overcome the presumptions set forth in the preceding clauses (i) and (ii), and each such presumption shall only be overcome if the Company Entities establish that there is no reasonable basis to support it.

(iv)                             The termination of any Proceeding by judgment, order, finding, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that indemnification is not proper or that Indemnitee did not meet the applicable standard of conduct or that a court has determined that indemnification is not permitted by this Agreement or otherwise.

(v)                                Neither the failure of any person or persons to have made a Determination nor an Adverse Determination by any person or persons shall be a defense to Indemnitee’s claim or create a presumption that Indemnitee did not meet the applicable standard of conduct, and any Proceeding commenced by Indemnitee pursuant to Section 5(f) shall be de novo with respect to all determinations of fact and law.

6.                                     Directors and Officers Liability Insurance.

(a)                                 Maintenance of Insurance. For the duration of Indemnitee’s Corporate Status, and thereafter so long as Indemnitee shall be subject to any pending or possible Proceeding connected with Indemnitee’s Corporate Status, the Company Entities shall use commercially reasonable efforts (taking into account the scope and amount of coverage available relative to the cost thereof) to cause to be maintained in effect policies of directors’ liability insurance providing coverage for directors of the Company Entities that is at least substantially comparable in scope and amount to that provided by the Company’s current policies of directors’ liability insurance. In all policies of directors’ liability insurance obtained by the Company, Indemnitee shall be covered under the terms of the policy in such a manner as to provide Indemnitee the same rights and benefits as are accorded to the most favorably insured of the Company Entities’ and any of its subsidiaries’ then current directors and officers.

Without limiting the generality or effect of preceding two sentences, the Company Entities shall not discontinue or significantly reduce the scope or amount of coverage from one policy period to the next (i) without the prior approval thereof by a majority vote of the Incumbent Directors, even if less than a quorum, or (ii) if at the time that any such discontinuation or significant reduction in the scope or amount of coverage is proposed there are no Incumbent Directors, without the prior written consent of Indemnitee (which consent shall not be unreasonably withheld or delayed).

The Company shall provide Indemnitee with a copy of all directors’ and officers’ liability insurance applications, binders, policies, declarations, endorsements and other related materials, and shall provide Indemnitee with a reasonable opportunity to review and comment on the same.  The Company may, but shall not be required to, create a trust fund, grant a security interest or use other means, including a letter of credit, to ensure the payment of such amounts as may be necessary to satisfy its obligations to indemnify and advance expenses pursuant to this agreement.

(b)                                Notice to Insurers. Upon receipt of notice of a Proceeding pursuant to Section 5(a), the Company Entities shall give or cause to be given prompt notice of such Proceeding to all insurers providing liability insurance in accordance with the procedures set forth in all applicable or potentially applicable policies. The Company Entities shall thereafter take all necessary action to cause such insurers to pay all amounts payable in accordance with the terms of such policies.

7.                                     Exculpation. etc.

(a)                                Limitation of Liability. Indemnitee shall not be personally liable to the Company Entities or any of their subsidiaries or to the stockholders of the Company Entities or any such subsidiary for monetary damages for breach of fiduciary duty as a director of any of the Company Entities or any such subsidiary; provided, however, that the foregoing shall not eliminate or limit the liability of Indemnitee (i) for any breach of Indemnitee’s duty of loyalty to the Company or such subsidiary or the stockholders thereof; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law; (iii) under Section 174 of the DGCL or any similar provision of other applicable corporations law; or (iv) for any transaction from which Indemnitee derived an improper personal benefit. If the DGCL or such other applicable law shall be amended to permit further elimination or limitation of the personal liability of directors, then the liability of Indemnitee shall, automatically, without any further action, be eliminated or limited to the fullest extent permitted by the DGCL or such other applicable law as so amended.

(b)                                Period of Limitations. No legal action shall be brought and no cause of action shall be asserted by or in the right of a party to this Agreement against another party to this Agreement, including in the case of the Company Entities, any of its officers, directors, employees, agents, subsidiaries and affiliates, and in the case of the Indemnitee, the Indemnitee’s estate, spouses, heirs, executors, personal or legal representatives, administrators or assigns, after the expiration of two years from the date of accrual of such cause of action, and any claim or cause of action of a party to this Agreement shall be extinguished and deemed released unless asserted by the timely filing of a legal action within such two-year period, provided that if any shorter period of limitations is otherwise applicable to any such cause of action, such shorter period shall govern.

8.                                    Miscellaneous.

(a)                                  Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (i) the validity, legality and enforceability of the remaining provisions of this Agreement (including without limitation, each portion of any section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and shall remain enforceable to the fullest extent permitted by law; (ii) such provision or provisions shall be deemed reformed to the extent necessary to conform to applicable law and to give the maximum effect to the intent of the parties hereto; and (iii) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested thereby.

(b)                         Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed duly given (i) on the date of delivery if delivered personally, or by facsimile, upon confirmation of receipt, (ii) on the first business day following the date of dispatch if delivered by a recognized next-day courier service or (iii) on the third business day following the date of mailing if delivered by domestic registered or certified mail, properly addressed, or on the fifth business day following the date of mailing if sent by airmail from a country outside of North America, to Indemnitee as shown on the signature page of this Agreement, to the Company or Opco at the address shown on the signature page of this Agreement, or in each case as subsequently modified by written notice.

(c)                                 Amendment and Termination. No amendment, modification, termination or cancellation of this Agreement shall be effective unless it is in writing signed by all the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver.

(d)                                Successors and Assigns. Each of the Company Entities will require any successor (whether direct or indirect, by purchase, merger, consolidation, reorganization or otherwise) to all or substantially all of the business and assets of such party, by agreement in form and substance satisfactory to Indemnitee and their counsel, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that such Company Entity would be required to perform if no such succession had taken place. This Agreement shall be binding upon and inure to the benefit of each party hereto and its successors and permitted assigns, but neither this Agreement nor any right, interest or obligation hereunder shall be assigned, whether by operation of law or otherwise, by the Company Entities without the prior written consent of Indemnitee.

(e)                                 Governing Law and Venue. To the extent not preempted by federal law, this Agreement shall be construed in accordance with and governed by the laws of the State of Delaware regardless of the application of rules of conflict of law that would apply the laws of any other jurisdiction. Any and all claims and disputes of any kind whatsoever arising out of or relating to this Agreement shall only be brought in the Delaware Chancery Court. The Indemnitee hereby waives any objection which the Indemnitee may now have or may hereafter have to the choice of venues set forth herein and further irrevocably submits to the exclusive jurisdiction of the Delaware Chancery Court in any such claim or dispute. In the event that the Delaware Chancery Court determines that it cannot or will not exercise subject matter jurisdiction over such claim or dispute, then any such claim or dispute shall be filed in the Superior Court of Cobb County, State of Georgia, which shall then have exclusive jurisdiction and venue over any such claim or dispute.

(f)                        Integration and Entire Agreement. This Agreement sets forth the entire understanding between the parties hereto and supersedes and merges all previous written and oral negotiations, commitments, understandings and agreements relating to the subject matter hereof between the parties hereto, provided that the provisions hereof shall not supersede the provisions of either of the Company Entities’ certificate of incorporation or bylaws, any agreement, any vote of stockholders or directors, the DGCL or other applicable law, to the extent any such provisions shall be more favorable to Indemnitee than the provisions hereof.

(g)                                  Counterparts. This Agreement may be executed in one or more counterparts, each of which shall constitute an original.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

HD SUPPLY HOLDINGS, INC.

By:
Dan McDevitt
General Counsel & Corporate Secretary

Date Signed:

HD SUPPLY, INC.

By:
Dan McDevitt
General Counsel & Corporate Secretary

Date Signed:

Address:	c/o HD Supply Holdings, Inc.
3100 Cumberland Boulevard
Suite 1480
Atlanta, GA 30339
Attn: General Counsel

Agreed to and Accepted:

Indemnitee:

By:
[Name], Director

Date Signed: